Exhibit 1.1


                          Strategic Hotel Capital, Inc.

                     Common Stock, par value $0.01 per share

                                 --------------

                             Underwriting Agreement
                             ----------------------

                                                                 August 10, 2005

Deutsche Bank Securities Inc.,
    As representative of the several Underwriters
       named in Schedule I hereto,
c/o Deutsche Bank Securities Inc.
60 Wall Street
New York, New York 10005

Ladies and Gentlemen:


         Strategic Hotel Capital, Inc., a Maryland corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 11,100,000 shares (the "Firm Shares") and, at the election of the Underwriters, up to 1,665,000 additional shares (the "Optional Shares") of Common Stock, par value $0.01 per share ("Stock"), of the Company. The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the "Shares."


         On July 13, 2005, SHC Columbus Drive, LLC ("SCD"), a wholly owned subsidiary of Strategic Hotel Funding, LLC, a Delaware limited liability company (the "Operating Company"), entered into an Purchase and Sale Agreement with Buckingham Fountain Hotel, LLC (such agreement, together with any document related to the transaction, are hereinafter referred to as the "Fairmont
Agreements") to acquire the Fairmont Chicago Hotel for an agreed aggregate purchase price of $154.7 million (such acquisition and any related financing are hereinafter referred to as the "Fairmont Transaction"). The Company intends to use the net proceeds of the offering of the Shares in the manner described in the section entitled "Use of Proceeds" in the final prospectus supplement relating to the Shares filed with the Securities Exchange Commission (the "Commission") pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"). This includes, among things, applying a portion of the net proceeds to consummate the Fairmont Transaction.


         The Company acknowledges and agrees that each Underwriter in providing underwriting services to the Company in connection with the offering of the Shares, including in acting pursuant to the terms of this Agreement, has acted and is acting as an independent contractor on an arm's length basis and not as a fiduciary and the Company does not intend such Underwriter to act in any capacity other than as an independent contractor, including as a fiduciary or in any other position of higher trust. The Company shall be responsible for making its own independent investigation and appraisal of the transactions contemplated by this Agreement and the Underwriters shall have no responsibility or liability with respect thereto.

         1. The Company represents and warrants to, and agrees with, each of the Underwriters that:

         (a) a registration statement on Form S-3 (File No. 333-126314) (the "Registration Statement"), including the Base Prospectus (as defined below) in respect of the Shares and other equity securities of the Company to be offered from time to time by the Company (i) was prepared by the Company in conformity with the requirements of the Securities Act and the rules and regulations of the Commission promulgated thereunder (the "Securities Act Regulations"); (ii) was filed with the Commission on June 30, 2005; and (iii) was declared effective by the Commission on July 13, 2005. The Company at all times relevant to the offering of the Shares contemplated hereby complied with the conditions for the use of Form S-3 and has been eligible to use Form S-3 since June 29, 2005. No other document, including any post-effective amendment, with respect to the Registration Statement has heretofore been filed with the Commission. The Company will file with the Commission pursuant to Rule 424(b) a final supplement to such Base Prospectus relating to the Shares and the offering thereof in conformity with the requirements of the Securities Act and the Securities Act Regulations. "Base Prospectus" means the prospectus included in the Registration Statement at the time it became effective under the Securities Act. "Prospectus" means the Base Prospectus together with the final prospectus supplement relating to the Shares filed pursuant with the Commission pursuant to Rule 424(b). Each preliminary prospectus supplement to the Base Prospectus which describes the Shares and the offering thereof and is used prior to the filing of the Prospectus with the Commission, together with the Base Prospectus, is herein referred to as a "Preliminary Prospectus." Any reference herein to the Registration Statement, the Base Prospectus, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934 (the "Exchange Act"), on or before the effective date of the Registration Statement or the date of such Base Prospectus, Preliminary Prospectus or Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Base Prospectus, Preliminary Prospectus or Prospectus shall be deemed to refer to and include any document (x) filed under the Exchange Act after the effective date of the Registration Statement, or the date of such Base Prospectus, any Preliminary Prospectus or Prospectus, as the case may be, and prior to the termination of the offering of the Shares by you, and (y) deemed to be incorporated therein by reference. Neither the Commission nor the Blue Sky or securities authority of any jurisdiction has issued a stop order suspending the effectiveness of the Registration Statement, preventing or suspending the use of the Prospectus, any Preliminary Prospectus or the Registration Statement or any amendment or supplement thereto, or suspending the registration or qualification of the Shares, nor, has any of such authorities instituted or threatened to institute any proceedings with respect to a stop order with respect thereto.

         (b) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required


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to be stated therein or necessary to make the statements  therein,  in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Deutsche Bank Securities Inc. ("DBS") expressly for use therein. It is understood and agreed that the information furnished by the Underwriters for use in the Prospectus consists of:
(i) the names and corresponding share amounts set forth in the table of Underwriters in the first paragraph of text under the caption "Underwriters" in
the   Prospectus;   (ii)  the  third   paragraph   of  text  under  the  caption
"Underwriters" in the Prospectus concerning the terms of the offering by the Underwriters; (iii) the ninth paragraph of text under the caption "Underwriters" in the Prospectus concerning short sales, purchases to cover positions created by short sales and stabilizing transactions; (iv) the 13th paragraph of text under the caption "Underwriters" in the Prospectus concerning penalty bids; (v) the 15th paragraph of text under the caption "Underwriters" in the Prospectus concerning the availability of the Prospectus in electronic format; and (v) the 16th, 17th and 19th paragraphs of text under the caption "Underwriters" in the Prospectus concerning the representations of the Underwriters.

         (c) the Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Securities Act Regulations and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through DBS expressly for use therein;

         (d) neither the Company nor any of its subsidiaries (collectively, the "subsidiaries" and each a "subsidiary") that would be required to be listed on
Exhibit 21 of an Annual Report on Form 10-K of the Company (the "Significant Subsidiaries"), including the Operating Company, has sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus or as would not have, individually or in the aggregate, a Material Adverse Effect (as defined below); and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any change in the capital stock or members' equity, as applicable, or long-term debt of the Company or any of its subsidiaries or (ii) any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' or members' equity, as applicable, or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), other than as set forth or contemplated in the Prospectus;


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         (e) the Company and its subsidiaries have (i) good and marketable title in fee simple to, or a valid leasehold interest in, all real property described in the Prospectus as owned by them (the "Real Property"), and good and marketable title to all personal property owned by them that are material to the business of the Company, and (ii) upon consummation of the Fairmont Transaction by SCD, the Company will have good and marketable title in fee simple to all Fairmont Chicago Hotel real property and good and marketable title to all personal property necessary to the business of the Fairmont Chicago Hotel , in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property, buildings and equipment held under lease by the Company and its subsidiaries and described in the Prospectus are held by them under valid, subsisting and enforceable leases (such leases, the "Company Leases") with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries;

         (f)  except for the  vacant  parcel of land  owned by SHC Santa  Monica
Land, L.L.C., the Company or its subsidiaries has either (i) an owner's or leasehold title insurance policy, from a nationally recognized title insurance company licensed to issue such policy, on any Real Property located in the United States or Mexico (the "North American Properties"), as the case may be, by the Company or its subsidiaries, that insures the fee or leasehold interest, as the case may be, in the North American Properties, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company's industry to be commercially reasonable in the markets where the Company's properties are located, or (ii) one or more lender's title insurance policies insuring the lien of the mortgages encumbering the North American Properties with coverages, in the aggregate, equal to the maximum aggregate principal amount of indebtedness incurred by the Company or its subsidiaries and secured by the North American Properties; upon the consummation of the Fairmont Transaction, SCD will obtain an owner's title insurance policy on the Fairmont Chicago Hotel property;

         (g) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus;

         (h) the Operating Company has been duly organized and is validly existing as a limited liability company, in good standing under the laws of Delaware, with power and authority (limited liability company and other) to own its properties and conduct its business as described in the Prospectus;

         (i) each of the Company and its subsidiaries has been duly qualified as a foreign entity for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except to the extent that the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;


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         (j) (x) each corporate  subsidiary of the Company that is a Significant
Subsidiary (a "Corporate Significant Subsidiary") and each limited liability company in which the Company or one of its subsidiaries is a managing member that is a Significant Subsidiary (an "LLC Significant Subsidiary") has been duly incorporated or organized, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, with the power (corporate or limited liability company, as the case may be) and authority to own its properties and conduct its business as described in the Prospectus and (y) all of the issued shares of capital stock of each Corporate Significant Subsidiary and all of the membership interests in each LLC Significant Subsidiary have been duly and validly authorized and issued, are fully paid and are non-assessable and (except for membership interests in SHCI Santa Monica Beach Hotel, L.L.C.) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims except as described in the Prospectus or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

         (k) the Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and the Shares conform to the description of the Stock contained in the Prospectus;

         (l) the Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Stock contained in the Prospectus;

         (m) except as disclosed in the Prospectus, there are no outstanding (i) securities or obligations of the Company or any of its subsidiaries convertible into or exchangeable for any capital stock, partnership interests, membership interests or other equity interests, as the case may be, in the Company or any of its Significant Subsidiaries, other than the limited liability company units of the Operating Company, which, upon their redemption by the holders thereof, the redemption price therefor, in the Company's discretion, may be paid in cash or in shares of common stock of the Company, or (ii) obligations of the Company or any of its subsidiaries to issue any such securities or obligations;

         (n) except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable for equity securities, registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act, other than Strategic Value Investors, LLC, The Prudential Insurance Company of America, Prudential Investment Management, Inc., PIC Realty Corporation, Prudential Assets, LLC, (SHC/Olayan) Redemption Vehicle, LLC, SVI (SHC/Houston) Redemption Vehicle, LLC, Whitehall Street Real Estate Limited Partnership VII and Whitehall Street Real Estate Limited Partnership IX and the holders of the preferred stock of the Company;

         (o) the issuance and sale of the Shares to be sold by the Company and compliance by the Company with all of the provisions of this Agreement and the consummation of the


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transactions  contemplated by the Fairmont Agreements and all other transactions therein contemplated by the Company or the Operating Company (to the extent a party thereto) will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Company Lease, indenture, mortgage, deed of trust, loan agreement, operating agreement, property management agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or bylaws of the Company, or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their properties ("Governmental Authority"), except in the case of clauses (i) and (iii) for such conflicts, breaches, defaults or violations as would not, individually or in the aggregate, reasonably be expected to (x) result in a Material Adverse Effect, or (y) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement;

         (p) no consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority is required for sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Fairmont Agreements, except the registration under the Securities Act of the Shares and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

         (q) neither the Company nor any of its  Significant  Subsidiaries is in
(i) violation of its organizational documents, or (ii) default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Lease, indenture, mortgage, deed of trust, loan agreement, operating agreement, property management agreement or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) to the extent that such default would not, individually or in the aggregate, reasonably be expected to (x) result in a Material Adverse Effect, or (y) adversely affect the validity, performance or consummation of the transactions contemplated by this Agreement;

         (r) each of the Company and the Operating Company has the power and authority to enter into and perform this Agreement, and to the extent a party thereto, the Fairmont Agreements and to consummate the transactions contemplated herein and therein; this Agreement and the Fairmont Agreements have been duly authorized, executed and delivered by the Company (to the extent a party thereto) and the Operating Company (to the extent a party thereto), and are legal, valid and binding agreements of the Company (to the extent a party thereto) and the Operating Company (to the extent a party thereto), enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions may be limited by U.S. federal or state securities laws and public policy considerations in respect thereof;


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         (s)  each  of the  Company  and  its  subsidiaries  has  all  necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any U.S. federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Prospectus, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; neither the Company nor any of its subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any U.S. federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any subsidiary, other than any such violations, defaults, or revocations that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

         (t) the statements set forth in the Prospectus under the captions "Risk Factors - Tax Risks" and "Certain United States Federal Tax Considerations," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate and complete and fairly summarize the federal income tax considerations described therein;

         (u) the statements set forth in the Prospectus under the caption "Description of Common Stock," insofar as they purport to constitute a summary of the terms of the Stock, are accurate, complete and fair;

         (v) the issuance and sale of the Shares by the Company are not subject to preemptive or other similar rights arising by operation of law under the organizational documents of the Company;

         (w) other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by any Governmental Authority or threatened by others;

         (x) neither the Company nor the Operating Company is and, after giving effect to the offering and sale of the Shares, will be an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;

         (y) Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent registered public accountants as required by the Securities Act and the Securities Act Regulations;

         (z) the Shares have been approved for listing on the New York Stock Exchange (the "NYSE"), subject to official notice of issuance;


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         (aa)  the  Company  has not  taken,  and  will not  take,  directly  or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares in violation of applicable law;

         (bb) the form of certificate used to represent the Stock complies in all material respects with (i) all applicable statutory requirements, (ii) any applicable requirements of the organizational documents of the Company, and
(iii) the requirements of the NYSE;

         (cc) the Company has been and is properly taxed as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code") commencing with the taxable year ending December 31, 2004, and the Company is organized and is being operated in conformity with the requirements for qualification as a REIT under the Code and the method of operation of the Company and its subsidiaries enables the Company to meet the requirements for qualification and taxation as a REIT under the Code; the Operating Company is treated as a partnership for U.S. federal income tax purposes and not as a corporation or association taxable as a corporation; and the Company intends to continue to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time;

         (dd) there are no outstanding loans, advances or guarantees of indebtedness by the Company or any of its subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the officers or directors of any of its subsidiaries or any of the members of the families of any of them;

         (ee) the Company has obtained Phase I Environmental Audits with respect to the North American Properties and the Fairmont Chicago Hotel property and a Building Survey Report with respect to the Inter.Continental Prague dated June 2003 (the "Building Survey Report") and, except as otherwise disclosed in the Prospectus or in the Phase I Environmental Audits, the Building Survey Report and other environmental documents previously delivered to the Underwriters and except to an extent that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any other owners of the Real Property (which such term for purposes of this Section (gg) shall include the Fairmont Chicago Hotel) at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from any Real Property, other than by any such action taken in material compliance with all applicable Environmental Statutes (as defined below) or by the Company, any of its subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Company or any subsidiary; (ii) the Company and its subsidiaries do not intend to use the Real Property or any subsequently acquired properties for the purpose of handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statutes or by the Company, any of its subsidiaries or any other party


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in  connection  with the  ordinary  use of  residential,  retail  or  commercial properties owned by the Company or any subsidiary; (iii) the Company does not know of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials from the Real Property into waters on or adjacent to the Real Property or from the Real Property onto any real property owned or occupied by any other party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters other than in substantial compliance with Environmental Statutes; (iv) the Company has not received any notice of, and has no knowledge of, any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any U.S. federal, state or local environmental statute or regulation or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or arising out of the conduct of the Company, including without limitation a claim under or pursuant to any Environmental Statute; and (v) neither the Real Property is included nor, to the Company's knowledge, is proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency or, to the Company's knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority.

                  As used herein, "Hazardous Materials" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any U.S. federal, state or local environmental law, ordinance, rule or regulation including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 ("CERCLA"), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-330j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an "Environmental Statute") or by any Governmental Authority.

(ff) to the Company's knowledge, except as described in the Prospectus or where such will not have a Material Adverse Effect on any of the properties (which for purposes of this Section (hh) shall include the Fairmont Chicago Hotel property) or on the Company: (a) there have been no complaints relating to air quality or Microbial Matter at any of the properties; (b) there have been no significant incidents of water damage at any of the properties or visual evidence of Microbial Matter in any structure or system at any of the properties; (c) there have been no indications of improper design or construction of any structure at any of the properties or any system contained therein that has led or could reasonably be expected to lead to the growth of Microbial Matter; (d) there is no pending, or to Company's knowledge, threatened claim, governmental investigation or proceeding pending relating to Microbial Matter; and (e) the

Company has provided true and complete copies to the Underwriters of all reports, surveys, assessments and material documents relating to Microbial Matter at any of the properties;

                  For purposes of this Section, the term "Microbial Matter" shall mean: fungi, bacterial or viral matter which reproduces through the release of spores or the splitting of cells or other means, including, but not limited to, mold, mildew and viruses, whether or not such Microbial Matter is living;

         (gg) the consolidated financial statements of the Company, together with related notes and schedules, contained in or incorporated by reference in the Prospectus present fairly in all material respects the financial position and the results of operations, stockholders' equity and cash flows of the Company, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Prospectus present fairly in all respects the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. The pro forma financial statements and other pro forma financial information included or incorporated by reference in the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein;

         (hh) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its subsidiaries, is made known to the Company's chief executive officer and its chief financial officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; the principal executive officer and principal financial officer of the Company have timely and properly made all certifications required by the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and any related rules and regulations promulgated by the Commission, and the statements contained in any such certification are complete and correct; and the Company is and, to the knowledge of the Company, all of its directors and executive officers (in their capacity as such) are, otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act that are effective;

         (ii) nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included or incorporated by reference in the Preliminary Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

         (jj) any certificate signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

         2. (a) Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $17.0974, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

         (b) The Company hereby grants to the Underwriters the right to purchase at their election up to 1,665,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

         3. Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

         4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as DBS may request upon at least 48 hours' prior notice to the Company shall be delivered by or on behalf of the Company to DBS, through the facilities of The Depository Trust Company ("DTC"), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of federal (same-day) funds to the account specified by the Company to DBS at least 48 hours in advance. The Company will cause the certificates representing the Shares to be made available for checking and packaging at least 24 hours prior to the Time of Delivery (as defined below) with respect thereto at the office of Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005 (the "Designated Office"). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on August 16, 2005 or such other time and date as DBS and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by DBS in the written notice given by DBS of the Underwriters' election to purchase such Optional Shares, or such other time and date as DBS and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the "Second Time of Delivery," and each such time and date for delivery is herein called a "Time of Delivery."

         (b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 7(m) hereof, will be delivered at the offices of Paul, Hastings, Janofsky & Walker LLP (the "Closing Location"), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, "New York Business Day" shall mean each Monday,
Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

         5. The Company agrees with each of the Underwriters:

                  (a) to prepare a prospectus supplement in a form approved by you and to file such prospectus supplement and the Base Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second New York Business Day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, any Preliminary Prospectus or Prospectus if such amendment or supplement shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

                  (b) promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

                  (c) prior to 10:00 A.M., New York City time, on the New York Business Day next succeeding the date of each of the Preliminary Prospectus and Prospectus and from time to time, to furnish the Underwriters with written and electronic copies of such Preliminary Prospectus and Prospectus in New York City in such quantities as you may reasonably request, and, if at any time when the delivery of a prospectus is required in connection with the offering or sale of the Shares and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the Securities Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any such time, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

                  (d) to make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with
         Section 11(a) of the Securities Act and the Securities Act Regulations (including, at the option of the Company, Rule 158);

                  (e) during the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the "Lock-up Period"), not to offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, any Stock or securities of the Company that are substantially similar to the Shares, including but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, (other than (i) pursuant to the 2004 Incentive Plan, the Employee Stock Purchase Plan and employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the Time of Delivery, (ii) pursuant to that certain Employment Agreement, dated as of November 29, 2004, among the Company, the Operating Company and James E. Mead (which shares when issued shall be subject to the terms of the Lockup Agreement, dated as of the date hereof, by and between the Company, the Operating Company and James E. Mead), and that certain Amended and Restated Employment Agreement dated June 8, 2004, between Laurence S. Geller and the Company (which shares when issued shall be subject to the terms of the Lockup Agreement, dated as of the date hereof, by and between the Company, the Operating Company and Laurence S. Geller); or (iv) as consideration for the redemption of limited liability company interests in the Operating Company in accordance with the Limited Liability Company Agreement, as amended, of the Operating Company;

                  (f) to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail;

                  (g) unless otherwise  publicly  available in electronic format on the website of the Company or the Commission, during a period of three years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders generally, and to deliver to you
         (i) as soon as they are publicly available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional non-confidential information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission);

                  (h) to use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds;"

                  (i) to use its best efforts to list, subject to notice of issuance, the Shares on the NYSE; and

                  (j)  to  continue  to  use  its  best   efforts  to  meet  the
         requirements to qualify as a REIT under the Code and to cause the Operating Company to continue to use its best efforts to meet the requirements to qualify as a partnership under the Code, in each case unless otherwise determined by the Company's Board of Directors.

         6. The Company covenants and agrees with the several  Underwriters that
(a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum (if any), closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey (if any) and the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Shares; and (iv) all fees and expenses in connection with listing the Shares on the NYSE; and (b) the Company will pay or cause to be paid: (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers the Underwriters may make.

         7. The obligations of the Underwriters hereunder as to the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Operating Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

                  (a) the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the Securities Act Regulations in accordance with
         Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

                  (b) Willkie Farr & Gallagher LLP, counsel for the Underwriters, shall have furnished to you their written opinion, each dated such Time of Delivery, with respect to the issuance and sales of the Shares and other related matters as you may reasonably require;

                  (c) the General Counsel of the Company shall have furnished to you her written opinion, dated such Time of Delivery, substantially in the form attached as Exhibit A hereto;

                  (d) Paul, Hastings, Janofsky & Walker LLP, counsel for the Company, shall have furnished to you their written opinion and letter, each dated such Time of Delivery, in the form attached as Exhibit B hereto;

                  (e) Venable LLP, special Maryland counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in the form attached as Exhibit C hereto;

                  (f) on the date of the prospectus supplement,  at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in the form attached as Exhibit D hereto;

                  (g) (i) neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or members' equity, as applicable, or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders' or members' equity, as applicable, or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (h) on or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company's debt securities by any "nationally recognized statistical rating organization", as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

                  (i) on or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company's securities on the NYSE;
         (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

                  (j) the Shares at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the NYSE;

                  (k) the National Association of Securities Dealers, Inc. shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements;

                  (l) the Company  shall have  complied  with the  provisions of
         Section 5(c) hereof with respect to furnishing copies of the Prospectus on the New York Business Day next succeeding the date of this Agreement;

                  (m) the Company shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section; and

                  (n) the Company shall have received lock-up agreements from each executive officer and director, Strategic Value Investors, LLC, The Prudential Insurance Company of America, Prudential Investment Management, Inc., PIC Realty Corporation, Prudential Assets, LLC, (SHC/Olayan) Redemption Vehicle, LLC, SVI (SHC/Houston) Redemption Vehicle, LLC, Whitehall Street Real Estate Limited Partnership VII and Whitehall Street Real Estate Limited Partnership IX in the form attached as Exhibits E-1 and E-2 hereto, and such lock-up agreements shall be in full force and effect.

         8. Indemnification and Contribution.

                  (a) The Company and the Operating Company each, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Operating Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through DBS expressly for use therein.

                  (b) Each Underwriter will indemnify and hold harmless the Company and the Operating Company against any losses, claims, damages or liabilities to which the Company and the Operating Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Underwriter through DBS expressly for use therein (which such information is described in Section 1(b) hereof); and will reimburse the Company and the Operating Company for any legal or other expenses reasonably incurred by the Company and the Operating Company in connection with investigating or defending any such action or claim as such expenses are incurred.

                  (c)  Promptly  after  receipt by an  indemnified  party  under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                  (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d)
         to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this
         Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

         9. Defaulting Underwriters.

                  (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

                  (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

                  (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

         10. Full Force and Effect. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.


         Anything herein to the contrary notwithstanding, the indemnity agreement of the Company in subsection (a) of Section 8 hereof, the representations and warranties in subsections (b) and (c) of Section 1 hereof and any representation or warranty as to the accuracy of the Registration Statement or the Prospectus contained in any certificate furnished by the Company pursuant to Section 7 hereof, insofar as they may constitute a basis for indemnification for liabilities (other than payment by the Company of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of a controlling person or partner of an Underwriter who is a director, officer or controlling person of the Company when the Registration Statement has become effective or who, with his or her consent, is named in the Registration Statement as about to become a director of the Company, except in each case to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Securities Act. Unless in the opinion of counsel for the Company the matter has been settled by controlling precedent, the Company will, if a claim for such indemnification is asserted, submit to a court of appropriate jurisdiction the question of whether such interest is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         11. If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the

Shares not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

         12. In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by DBS on behalf of you as the representative.


         All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to you as the representative in care of Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets; if to the Company, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by you on request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

         13. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

         14. Time shall be of the essence of this Agreement. As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

         15. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         16. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts (including by facsimile), each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         17. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, and all materials of any kind (including tax opinions and other tax analyses) related to those benefits, without the Underwriters imposing any limitation of any kind.

         If the foregoing is in accordance with your understanding, please sign and return to us one copy for each of the Company, the Operating Company and DBS plus one for each counsel, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Operating Company and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Operating Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.


                  [Remainder of Page Intentionally Left Blank.]

                             Very truly yours,

                             STRATEGIC HOTEL CAPITAL, INC.



                             By:           /s/ Laurence S. Geller
                                  --------------------------------------
                                Name:     Laurence S. Geller
                                Title:    President and Chief Executive Officer


STRATEGIC HOTEL FUNDING, L.L.C.

By:      Strategic Hotel Capital, Inc.,
         its Managing Member



By       /s/ Laurence S. Geller
  -----------------------------
    Name:     Laurence S. Geller
    Title:    President and Chief Executive Officer


Accepted as of the date hereof:

DEUTSCHE BANK SECURITIES INC.,
on behalf of each of the Underwriters



By:   /s/ Arthur Goldfrank
  ------------------------
    Name:   Arthur Goldfrank
     Title: Director


By:      /s/ Tim Ryan
  -------------------
    Name:  Tim Ryan
     Title: Director

                                   SCHEDULE I






                                                                                                 Number of Optional
                                                                                                    Shares to be
                                                                                                    Purchased if
                                                                          Total Number of Firm     Maximum Option
                              Underwriter                                Shares to be Purchased       Exercised
                              -----------                                ----------------------   -----------------

Deutsche Bank Securities Inc........................................           4,102,794                 615,422

Goldman, Sachs & Co.................................................           2,564,246                 384,636

Banc of America Securities LLC......................................           1,024,990                 153,748

Credit Suisse First Boston LLC......................................           1,024,990                 153,748

Wachovia Capital Markets, LLC.......................................           1,024,990                 153,748

Raymond James & Associates, Inc.....................................           1,024,990                 153,748

Stifel, Nicolaus & Company, Incorporated............................            111,000                   16,650

JMP Securities LLC..................................................            111,000                   16,650

A.G. Edwards & Sons, Inc............................................            111,000                   16,650
                                                                         -----------------       -------------------
         Total.....................................................          11,100,000                1,665,000
                                                                         =================       ===================

                                                                       EXHIBIT A

             [Form of Opinion of the General Counsel of the Company]

                                                                       EXHIBIT B

           [Form of Opinion of Paul, Hastings, Janofsky & Walker LLP]

                                                                       EXHIBIT C

                        [Form of Opinion of Venable LLP]

                                                                       EXHIBIT D

                 [Form of Deloitte & Touche LLP Comfort Letter]

                                                                     EXHIBIT E-1

             [Form of Lock-up Agreement for Directors and Officers]

                                                                     EXHIBIT E-2

            [Form of Lock-up Agreement for Whitehall and Prudential]